Exhibit 5.1

June 15, 2007

ATTORNEYS AT LAW

402 W. BROADWAY, SUITE 2100
SAN DIEGO, CA 92101-3542
619.234.6655 TEL
619.234.3510 FAX
www.foley.com

WRITER’S DIRECT LINE
619.685.4604
alenain@foley.com EMAIL

CLIENT/MATTER NUMBER
051618-0104

Averion International Corp.

225 Turnpike Rd.

Southborough, Massachusetts 01772

Dear Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Averion International Corp., a Delaware corporation (the “Company”), of a Registration Statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the registration of up to 30,623,995 shares of the Company’s common stock, par value $0.001, on behalf of the selling stockholders named therein, including:

(i)            up to 27,333,329 shares of the Company’s common stock (the “Common Stock”); and

(ii)           up to 3,290,666 shares of the Company’s common stock (the “Warrant Shares”) issuable upon exercise of certain warrants to purchase the Company’s common stock (the “Warrants”).

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws, the Warrants, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Common Stock has been validly issued and is fully-paid and non-assessable, and (ii) the Warrant Shares when issued and sold in accordance with the terms of the Warrants will be validly issued, fully-paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Foley & Lardner LLP

/s/ Foley & Lardner LLP

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